As filed with the Securities and Exchange Commission on November 23, 2005
Registration No. 333-95401

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SS&C Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-1338846 (I.R.S. Employer Identification No.)

80 Lamberton Road Windsor, Connecticut (Address of Principal Executive Offices)	06095 (Zip Code)
1999 Non-Officer Employee Stock Incentive Plan
(Full Title of the Plan)
Stephen V.R. Whitman, Esq.
Senior Vice President and General Counsel
SS&C Technologies, Inc.
80 Lamberton Road
Windsor, Connecticut 06095
(Name and Address of Agent For Service)
(860) 298-4500
(Telephone Number, Including Area Code, of Agent For Service)
with a copy to:
John A. Burgess, Esq.
James R. Burke, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
(617) 526-6000

TERMINATION OF REGISTRATION
     This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-95401) filed on January 26, 2000, pertaining to shares of common stock of the Registrant, par value $0.01 per share (the “Common Stock”), to be offered under the 1999 Non-Officer Employee Stock Incentive Plan.
     The undersigned Registrant hereby removes and withdraws from registration all shares of the Company’s Common Stock and any additional securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on this 23rd day of November 2005.

SS&C TECHNOLOGIES

By:	/s/ William C. Stone

William C. Stone
Chief Executive Officer and Chairman of the Board